CONSENT OF COUNSEL



We consent to the use of our name under the heading "Legal
Matters" in the Prospectus, which forms a part of the Registration Statement.


                                  /s/ Arter & Hadden LLP

                                  Arter & Hadden LLP


Los Angeles, California
March 21, 2002



































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